Two Harbors Investment Corp. Reports Fourth Quarter 2019 Financial Results
Generated 23.6% Total Annual Return on Book Value(1)

NEW YORK, February 5, 2020 - Two Harbors Investment Corp. (NYSE: TWO), a leading hybrid mortgage real estate investment trust (REIT) that invests in residential mortgage-backed securities (RMBS), mortgage servicing rights (MSR) and other financial assets, today announced its financial results for the quarter ended December 31, 2019.

Quarterly Summary

•	Reported book value of $14.54 per common share, representing a 1.5% total quarterly return on book value.(1)

•	Generated Comprehensive Income of $56.8 million, or $0.21 per weighted average basic common share, representing an annualized return on average common equity of 5.7%.

•	Added $22.3 billion in unpaid principal balance (UPB) of MSR, through both bulk acquisitions and monthly flow-sale arrangements, bringing total holdings to $175.9 billion UPB.

•	Reported Core Earnings, including dollar roll income, of $67.7 million, or $0.25 per weighted average basic common share.(2)
2019 Summary

•	Grew book value to $14.54 per common share from $13.11 per common share at December 31, 2018, representing a 23.6% total annual return on book value.(1)

•	Generated Comprehensive Income of $826.7 million, or $3.09 per weighted average basic common share, representing an annualized return on average common equity of 21.7%.

•	Generated total stockholder return of 28.7% .(3)

•	Enhanced financing for MSR through $400 million securitization of 5-year term notes.

“We are quite proud of the returns that we generated in 2019.  Notably, we drove a total stockholder return of 28.7%(3) and a return on book value of 23.6%(1) for the year,” stated Thomas Siering, Two Harbors’ President and Chief Executive Officer. “Book value preservation is our primary goal and the foundation for long-term stockholder returns.”

(1)
Return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by the book value as of the beginning of the period.

(2)
Core Earnings, including dollar roll income, is a non-GAAP measure. Please see page 11 for a definition of Core Earnings, including dollar roll income, and a reconciliation of GAAP to non-GAAP financial information.

(3)
Two Harbors’ total stockholder return is calculated for the period December 31, 2018 through December 31, 2019. Total stockholder return is defined as stock price appreciation including dividends. Source: Bloomberg.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the third and fourth quarters of 2019:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended December 31, 2019			Three Months Ended September 30, 2019
Earnings attributable to common stockholders	Earnings	Per weighted average basic common share	Annualized return on average common equity	Earnings	Per weighted average basic common share	Annualized return on average common equity
Comprehensive Income	$56,850	$0.21	5.7%	$257,585	$0.94	25.7%
GAAP Net Income	$115,804	$0.42	11.6%	$286,749	$1.05	28.6%
Core Earnings, including dollar roll income(1)	$67,671	$0.25	6.8%	$64,979	$0.24	6.5%

Operating Metrics
Dividend per common share	$0.40			$0.40
Annualized dividend yield(2)	10.9%			12.2%
Book value per common share at period end	$14.54			$14.72
Return on book value(3)	1.5%			6.7%
Other operating expenses, excluding non-cash LTIP amortization(4)	$11,719			$11,364
Other operating expenses, excluding non-cash LTIP amortization, as a percentage of average equity(4)	0.9%			0.9%
________________

(1)	Please see page 11 for a definition of Core Earnings, including dollar roll income, and a reconciliation of GAAP to non-GAAP financial information.

(2)	Dividend yield is calculated based on annualizing the dividends declared in the given period, divided by the closing share price as of the end of the period.

(3)
Return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by the book value as of the beginning of the period.

(4)	Excludes non-cash equity compensation expense of $2.4 million for the fourth quarter 2019 and $2.0 million for the third quarter 2019.

“Our results in 2019 highlighted the effectiveness of our MSR portfolio construction, as we dynamically and successfully managed the portfolio through a volatile environment in rates and mortgage spreads,” stated Matt Koeppen, Two Harbors’ Co-Chief Investment Officer. “The actions we took this year were intended to preserve or increase book value, preserve or increase return expectancy, and to reduce risk. We believe that we were very successful in this regard.”

“We are very satisfied with our performance this quarter, as our active portfolio management resulted in positive total return despite market trends that were the opposite of those that prevailed through the first three quarters,” stated Bill Greenberg, Two Harbors’ Co-Chief Investment Officer. “Our Rates and Credit strategies complement each other and each have contributed to our success.”

Portfolio Summary
The company’s portfolio is comprised of a Rates strategy and a Credit strategy. The Rates strategy consisted of $29.8 billion of Agency RMBS, Agency Derivatives and MSR as well as their associated notional hedges as of December 31, 2019. Additionally, the company held $7.7 billion bond equivalent value of net long to-be-announced securities (TBAs) as part of the Rates strategy. The Credit strategy consisted of $3.6 billion of non-Agency securities, as well as their associated notional hedges as of December 31, 2019.

The following tables summarize the company’s investment portfolio as of December 31, 2019 and September 30, 2019:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of December 31, 2019		As of September 30, 2019
	(unaudited)		(unaudited)
Rates Strategy
Agency
Fixed Rate	$27,763,471	83.2%	$24,750,521	82.4%
Other Agency(1)	83,509	0.2%	91,554	0.3%
Total Agency	27,846,980	83.4%	24,842,075	82.7%
Mortgage servicing rights	1,909,444	5.7%	1,651,556	5.5%
Credit Strategy
Non-Agency
Senior	3,073,098	9.2%	2,990,274	10.0%
Mezzanine	480,765	1.5%	483,009	1.6%
Other	74,410	0.2%	79,092	0.3%
Total Non-Agency	3,628,273	10.9%	3,552,375	11.9%
Aggregate Portfolio	33,384,697		30,046,006
Net TBA position(2)	7,656,187		10,264,428
Total Portfolio	$41,040,884		$40,310,434

Portfolio Metrics	Three Months Ended December 31, 2019	Three Months Ended September 30, 2019
	(unaudited)	(unaudited)
Annualized portfolio yield during the quarter(3)	3.54%	3.67%
Rates Strategy
Agency RMBS, Agency Derivatives and mortgage servicing rights	3.20%	3.47%
Credit Strategy
Non-Agency securities	6.29%	5.26%

Annualized cost of funds on average borrowing balance during the quarter(4)	2.35%	2.51%
Annualized net yield for aggregate portfolio during the quarter	1.19%	1.16%
________________

(1)	Other Agency includes hybrid ARMs and Agency derivatives.

(2)	Represents bond equivalent value of TBA position. Bond equivalent value is defined as notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP.

(3)	Includes interest income on RMBS and servicing income net of servicing expenses and amortization on MSR.

(4)	Cost of funds includes interest spread income/expense associated with the portfolio's interest rate swaps and caps.

Portfolio Metrics Specific to RMBS and Agency Derivatives	As of December 31, 2019	As of September 30, 2019
	(unaudited)	(unaudited)
Weighted average cost basis of principal and interest securities
Agency(5)	$103.96	$104.23
Non-Agency(6)	$63.86	$63.63
Weighted average three month CPR
Agency	14.3%	13.4%
Non-Agency	6.4%	5.9%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	89.1%	88.2%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	10.9%	11.8%
______________
(5) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.
(6) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for total non-Agency securities excluding the company's non-Agency interest-only portfolio, would be $59.60 at December 31, 2019 and $59.41 at September 30, 2019.

Portfolio Metrics Specific to MSR(1)	As of December 31, 2019	As of September 30, 2019
(dollars in thousands)	(unaudited)	(unaudited)

Unpaid principal balance	$175,882,142	$165,332,533
Fair market value	$1,909,444	$1,651,556
Gross weighted average coupon	4.1%	4.1%
Weighted average original FICO score(2)	754	752
Weighted average original LTV	75%	75%
60+ day delinquencies	0.3%	0.3%
Net servicing spread	27.0 basis points	26.5 basis points

	Three Months Ended December 31, 2019	Three Months Ended September 30, 2019
	(unaudited)	(unaudited)
Fair value losses	$(21,739)	$(234,514)
Servicing income	$127,690	$126,025
Servicing expenses	$20,149	$17,962
Change in servicing reserves	$72	$(300)
________________
Note: The company does not directly service mortgage loans, but instead contracts with appropriately licensed subservicers to handle substantially all servicing functions in the name of the subservicer for the loans underlying the company’s MSR.
(1) Metrics exclude residential mortgage loans in securitization trusts for which the company is the named servicing administrator.
(2) FICO represents a mortgage industry accepted credit score of a borrower.

Other Investments and Risk Management Metrics	As of December 31, 2019	As of September 30, 2019
(dollars in thousands)	(unaudited)	(unaudited)
Net long TBA notional amount(3)	$7,427,000	$9,863,000
Interest rate swaps and caps notional, utilized to economically hedge interest rate exposure (or duration)	$39,702,470	$41,833,495
Swaptions net notional, utilized as macroeconomic hedges	1,257,000	1,750,000
Total interest rate swaps, caps and swaptions notional	$40,959,470	$43,583,495
________________
(3) Accounted for as derivative instruments in accordance with GAAP.

Financing Summary
The following tables summarize the company’s financing metrics and outstanding repurchase agreements, FHLB advances, revolving credit facilities, term notes and convertible senior notes as of December 31, 2019 and September 30, 2019:

December 31, 2019	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)

Repurchase agreements collateralized by RMBS	$28,884,848	2.12%	2.44
Repurchase agreements collateralized by MSR	262,615	3.51%	11.05
Total repurchase agreements	29,147,463	2.14%	2.52	24
FHLB advances collateralized by RMBS(4)	210,000	2.00%	42.56	1
Revolving credit facilities collateralized by MSR	300,000	4.26%	14.37	1
Term notes payable collateralized by MSR	394,502	4.59%	53.85	n/a
Unsecured convertible senior notes	284,954	6.25%	24.53	n/a
Total borrowings	$30,336,919
________________
(4) The company’s wholly owned subsidiary, TH Insurance Holdings Company LLC (TH Insurance), is a member of the FHLB.  As a member of the FHLB, TH Insurance has access to a variety of products and services offered by the FHLB, including secured advances.

September 30, 2019	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)

Repurchase agreements collateralized by RMBS	$25,304,275	2.46%	2.54
Repurchase agreements collateralized by MSR	262,861	3.77%	14.07
Total repurchase agreements	25,567,136	2.47%	2.65	25
FHLB advances collateralized by RMBS(1)	50,000	2.99%	180.66	1
Revolving credit facilities collateralized by MSR	300,000	4.52%	17.39	1
Term notes payable collateralized by MSR	394,235	4.82%	56.88	n/a
Unsecured convertible senior notes	284,635	6.25%	27.53	n/a
Total borrowings	$26,596,006
________________
(1) The company’s wholly owned subsidiary, TH Insurance Holdings Company LLC (TH Insurance), is a member of the FHLB.  As a member of the FHLB, TH Insurance has access to a variety of products and services offered by the FHLB, including secured advances.

Borrowings by Collateral Type	As of December 31, 2019		As of September 30, 2019
(dollars in thousands)	(unaudited)		(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$27,563,240		$24,133,606
Mortgage servicing rights	957,117		957,096
Non-Agency securities	1,531,608		1,220,669
Other(2)	284,954		284,635
Total/Annualized cost of funds on average borrowings during the quarter	$30,336,919		$26,596,006

Debt-to-equity ratio at period-end(3)	6.1	:1.0	5.3	:1.0
Economic debt-to-equity ratio at period-end(4)	7.5	:1.0	7.2	:1.0

Cost of Funds Metrics	Three Months Ended December 31, 2019		Three Months Ended September 30, 2019
	(unaudited)		(unaudited)
Annualized cost of funds on average borrowings during the quarter:	2.4%		2.8%
Agency RMBS and Agency Derivatives	2.2%		2.6%
Mortgage servicing rights(5)	5.0%		5.2%
Non-Agency securities	3.0%		3.5%
Other(2)(5)	6.8%		6.7%
____________________

(2)	Includes unsecured convertible senior notes.

(3)	Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, divided by total equity.

(4)	Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, plus the implied debt on net TBA positions, divided by total equity.

(5)	Includes amortization of debt issuance costs.

Dividends and Taxable Income
The company declared dividends totaling $483.6 million for the 2019 taxable year. The company is required to distribute at least 90% of its taxable income to maintain its REIT status, and must distribute 100% of its taxable income to avoid federal income tax. The company distributed 94.7% of its 2019 taxable income to stockholders during 2019, and intends to distribute the remaining 5.3% during the 2020 calendar year. In addition, the tax characterization of each cash distribution made during 2019 will be treated as ordinary income to stockholders.

Conference Call
Two Harbors Investment Corp. will host a conference call on February 6, 2020 at 9:00 a.m. EST to discuss fourth quarter 2019 financial results and related information. To participate in the teleconference, please call toll-free (866) 548-4713, conference code 5688261, approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company’s website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EST on February 6, 2020, through 12:00 a.m. EST on March 7, 2020. The playback can be accessed by calling (888) 203-1112 , conference code 5688261. The call will also be archived on the company’s website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2018, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire MSR and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings, including dollar roll income and Core Earnings per basic common share, including dollar roll income, that exclude certain items. The non-GAAP financial measures presented by the company provide supplemental information to assist investors in analyzing the company’s results of operations and help facilitate comparisons to industry peers. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 12 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 575 Lexington Avenue, Suite 2930, New York, NY 10022, telephone (612) 629-2500.

Contact
Margaret Karr, Investor Relations, Two Harbors Investment Corp., (212) 364-3663 or
margaret.field@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
	December 31, 2019	December 31, 2018
	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$31,406,328	$25,552,604
Mortgage servicing rights, at fair value	1,909,444	1,993,440
Cash and cash equivalents	558,136	409,758
Restricted cash	1,058,690	688,006
Accrued interest receivable	92,634	86,589
Due from counterparties	318,963	154,626
Derivative assets, at fair value	188,051	319,981
Reverse repurchase agreements	220,000	761,815
Other assets	169,376	165,660
Total Assets	$35,921,622	$30,132,479
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$29,147,463	$23,133,476
Federal Home Loan Bank advances	210,000	865,024
Revolving credit facilities	300,000	310,000
Term notes payable	394,502	—
Convertible senior notes	284,954	283,856
Derivative liabilities, at fair value	6,740	820,590
Due to counterparties	259,447	130,210
Dividends payable	128,125	135,551
Accrued interest payable	149,626	160,005
Other liabilities	70,299	39,278
Total Liabilities	30,951,156	25,877,990
Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 40,050,000 and 40,050,000 shares issued and outstanding, respectively ($1,001,250 and $1,001,250 liquidation preference, respectively)	977,501	977,501
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 272,935,731 and 248,085,721 shares issued and outstanding, respectively	2,729	2,481
Additional paid-in capital	5,154,764	4,809,616
Accumulated other comprehensive income	689,400	110,817
Cumulative earnings	2,655,891	2,332,371
Cumulative distributions to stockholders	(4,509,819)	(3,978,297)
Total Stockholders’ Equity	4,970,466	4,254,489
Total Liabilities and Stockholders’ Equity	$35,921,622	$30,132,479

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$230,567	$242,535	$962,283	$847,325
Other	7,871	9,420	32,407	22,707
Total interest income	238,438	251,955	994,690	870,032
Interest expense:
Repurchase agreements	152,919	146,702	654,280	469,437
Federal Home Loan Bank advances	514	5,762	10,920	20,417
Revolving credit facilities	4,038	5,044	19,354	10,820
Term notes payable	5,002	—	10,708	—
Convertible senior notes	4,811	4,793	19,067	18,997
Total interest expense	167,284	162,301	714,329	519,671
Net interest income	71,154	89,654	280,361	350,361
Other-than-temporary impairment losses	(3,308)	(107)	(14,312)	(470)
Other income (loss):
Gain (loss) on investment securities	28,141	(245,763)	280,118	(341,312)
Servicing income	127,690	104,623	501,612	343,096
Loss on servicing asset	(21,739)	(171,284)	(697,659)	(69,033)
(Loss) gain on interest rate swap, cap and swaption agreements	(6,875)	(239,492)	(108,289)	16,043
(Loss) gain on other derivative instruments	(10,800)	(39,122)	259,998	(54,857)
Other income	60	342	337	3,037
Total other income (loss)	116,477	(590,696)	236,117	(103,026)
Expenses:
Management fees	17,546	12,152	60,102	30,272
Servicing expenses	20,253	18,610	74,607	61,136
Other operating expenses	14,142	15,943	57,055	62,983
Acquisition transaction costs	—	—	—	86,703
Restructuring charges	—	—	—	8,238
Total expenses	51,941	46,705	191,764	249,332
Income (loss) before income taxes	132,382	(547,854)	310,402	(2,467)
(Benefit from) provision for income taxes	(2,372)	6,681	(13,560)	41,823
Net income (loss)	134,754	(554,535)	323,962	(44,290)
Dividends on preferred stock	18,950	18,950	75,801	65,395
Net income (loss) attributable to common stockholders	$115,804	$(573,485)	$248,161	$(109,685)
Basic earnings (loss) per weighted average common share	$0.42	$(2.31)	$0.93	$(0.53)
Diluted earnings (loss) per weighted average common share	$0.41	$(2.31)	$0.93	$(0.53)
Dividends declared per common share	$0.40	$0.47	$1.67	$1.88
Weighted average number of shares of common stock:
Basic	272,906,815	248,081,168	267,826,739	206,020,502
Diluted	291,070,864	248,081,168	267,826,739	206,020,502

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS), CONTINUED
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Comprehensive income (loss):
Net income (loss)	$134,754	$(554,535)	$323,962	$(44,290)
Other comprehensive (loss) income, net of tax:
Unrealized (loss) gain on available-for-sale securities	(58,954)	265,546	578,583	(233,914)
Other comprehensive (loss) income	(58,954)	265,546	578,583	(233,914)
Comprehensive income (loss)	75,800	(288,989)	902,545	(278,204)
Dividends on preferred stock	18,950	18,950	75,801	65,395
Comprehensive income (loss) attributable to common stockholders	$56,850	$(307,939)	$826,744	$(343,599)

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended December 31,	Three Months Ended September 30,
	2019	2019
	(unaudited)	(unaudited)
Reconciliation of Comprehensive income to Core Earnings:
Comprehensive income attributable to common stockholders	$56,850	$257,585
Adjustment for other comprehensive loss attributable to common stockholders:
Unrealized loss on available-for-sale securities attributable to common stockholders	58,954	29,164
Net income attributable to common stockholders	$115,804	$286,749

Adjustments for non-Core Earnings:
Other-than-temporary impairments and loss recovery adjustments	2,198	7,275
Realized gains on securities	(27,615)	(250,267)
Unrealized (gain) loss on securities	(526)	1,439
Realized and unrealized (gain) loss on mortgage servicing rights	(51,387)	161,214
Realized loss (gain) on termination or expiration of swaps, caps and swaptions	1,495	(75,409)
Unrealized losses on interest rate swaps, caps and swaptions	10,148	23,940
Loss (gain) on other derivative instruments	19,833	(85,916)
Other loss (income)	73	(114)
Change in servicing reserves	72	(300)
Non-cash equity compensation expense	2,423	1,980
Net benefit from income taxes on non-Core Earnings	(4,847)	(5,612)
Core Earnings attributable to common stockholders, including dollar roll income(1)	$67,671	$64,979

Weighted average basic common shares	272,906,815	272,897,575
Core Earnings, including dollar roll income, attributable to common stockholders per weighted average basic common share	$0.25	$0.24
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(1)
Core Earnings, including dollar roll income, is a non-U.S. GAAP measure that we define as comprehensive income (loss) attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains and losses on the aggregate portfolio, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock and restructuring charges) and transaction costs associated with the acquisition of CYS. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. “Dollar roll income” is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. Core Earnings, including dollar roll income, provides supplemental information to assist investors in analyzing the company’s results of operations and helps facilitate comparisons to industry peers.

TWO HARBORS INVESTMENT CORP.
SUMMARY OF QUARTERLY CORE EARNINGS
(dollars in millions, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(unaudited)
Net Interest Income:
Interest income	$237.3	$251.1	$269.1	$245.5	$252.0
Interest expense	167.3	191.1	192.4	163.5	162.3
Net interest income	70.0	60.0	76.7	82.0	89.7
Other income:
Servicing income, net of amortization(1)	54.6	52.7	52.7	52.5	46.9
Interest spread on interest rate swaps and caps	4.8	19.1	22.9	23.7	15.3
Gain on other derivative instruments	9.0	—	16.7	28.7	29.8
Other income	0.1	0.4	0.5	0.5	0.6
Total other income	68.5	72.2	92.8	105.4	92.6
Expenses	49.4	46.2	42.9	45.2	42.3
Core Earnings, including dollar roll income before income taxes	89.1	86.0	126.6	142.2	140.0
Income tax expense	2.5	2.0	1.6	0.6	0.3
Core Earnings, including dollar roll income	86.6	84.0	125.0	141.6	139.7
Dividends on preferred stock	18.9	19.0	19.0	18.9	19.0
Core Earnings attributable to common stockholders, including dollar roll income(2)	$67.7	$65.0	$106.0	$122.7	$120.7
Weighted average basic Core EPS, including dollar roll income	$0.25	$0.24	$0.39	$0.49	$0.49

Core earnings return on average common equity, including dollar roll income	6.8%	6.5%	11.1%	14.3%	13.8%
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(1)
Amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio. This amortization has been deducted from Core Earnings, including dollar roll income. Amortization of MSR is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value. As discussed on page 11, the company has refined the MSR amortization method utilized in the calculation of Core Earnings beginning with the period ended June 30, 2019.  MSR amortization amounts for periods ending prior to June 30, 2019 have not be adjusted.

(2)	Please see page 11 for a definition of Core Earnings, including dollar roll income, and a reconciliation of GAAP to non-GAAP financial information.